                                                               EXECUTION VERSION

                            ADMINISTRATION AGREEMENT

                                     between

                   GE EQUIPMENT MIDTICKET LLC, SERIES 2006-1,

                                    as Issuer

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                as Administrator

                          Dated as of December 14, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
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                                      -i-

     ADMINISTRATION AGREEMENT dated as of December 14, 2006, between GE
Equipment Midticket LLC, Series 2006-1, a Delaware limited liability company
(the "Issuer"), and General Electric Capital Corporation, a Delaware
corporation, as administrator (the "Administrator").

                                    RECITALS

     WHEREAS, the Issuer is issuing 5.30138% Class A-1 Notes, 5.10% Class A-2
Notes, One-Month LIBOR + 0.01% Class A-3 Notes, One-Month LIBOR + 0.03% Class
A-4 Notes (together, the "Class A Notes"), One-Month LIBOR + 0.15% Class B Notes
(the "Class B Notes") and One-Month LIBOR + 0.32% Class C Notes (the "Class C
Notes," and, together with the Class A Notes and the Class B Notes, the "Notes")
pursuant to the Indenture, dated as of the date hereof (as amended and supplemented from time to time in accordance with the provisions thereof, the
"Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein and not otherwise defined herein are defined in the Indenture);

     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests of the
Issuer, including: (i) a Loan Purchase and Sale Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Purchase and Sale
Agreement"), between the Issuer and CEF Equipment Holding L.L.C., a Delaware
limited liability company, as seller (the "Transferor"), (ii) the Indenture and
(iii) a Servicing Agreement, dated as of the date hereof (the "Servicing
Agreement), between the Issuer and General Electric Capital Corporation, as
servicer (in such capacity, the "Servicer") (the Servicing Agreement, the
Purchase and Sale Agreement and the Indenture, being hereinafter referred to collectively as the "Related Documents");

     WHEREAS, pursuant to the Related Documents, the Issuer is required to perform certain duties in connection with: (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

     WHEREAS, the Issuer desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the Related
Documents as the Issuer may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Duties of the Administrator.

     (a) Duties with Respect to the Indenture. The Administrator, on behalf of the Issuer, shall perform the administrative duties of the Issuer under the
Indenture. In addition, the Administrator, on behalf of the Issuer, shall consult with the Indenture Trustee regarding the duties of the Issuer and the
Indenture Trustee under the Indenture. The Administrator, on behalf

                                                        Administration Agreement

of the Issuer, shall monitor the performance of the Issuer and shall advise the
Issuer when action is necessary to comply with the Issuer's duties under the
Indenture. The Administrator, on behalf of the Issuer, shall prepare for execution by the Issuer or shall cause the preparation by other appropriate
Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator, on behalf of the Issuer, shall take all appropriate action that is the duty of the Issuer to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters
(references in this Section are to sections of the Indenture):

          (i) the duty to cause the Note Register to be kept and to give the
     Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4);

          (ii) the notification to the Indenture Trustee of the Payment Date on which the final installment of principal and interest on the Notes will be paid (Section 2.7);

          (iii) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the
     Indenture Trustee (Section 2.2);

          (iv) the maintenance of an office at the Corporate Trust Office, for registration of transfer or exchange of Notes and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served (Section 3.2);

          (v) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Sections 3.3 and 6.16);

          (vi) the direction to the Paying Agents to pay all sums held in trust by such Paying Agents to the Indenture Trustee for purposes of obtaining the satisfaction and discharge of the Indenture (Sections 3.3 and 6.16);

          (vii) the observance and compliance by the Issuer in all material respects with (i) all laws applicable to it and (ii) all requisite and appropriate organizational and other formalities in the management of its business and affairs and the conduct of the transactions contemplated by the Indenture (Section 3.4);

          (viii) the preparation of all supplements, amendments and all writings, and such other actions, necessary or advisable to protect the
     Collateral in accordance with Section 3.5 of the Indenture (Section 3.5);

          (ix) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Collateral, and the annual delivery of the
     Officers' Certificate and certain other statements, in accordance with
     Section 3.9 of the Indenture, as to compliance with the Indenture (Sections
     3.6 and 3.9);

                                       -2-              Administration Agreement

          (x) upon a consolidation or merger of the Issuer, the delivery to the
     Indenture Trustee of an Officer's Certificate and an Opinion of Counsel in
     accordance with Section 3.11 of the Indenture (Section 3.11(l));

          (xi) the preparation, execution and filing of all forms and documents necessary to pay all taxes in accordance with Section 3.8 of the Indenture
     (Section 3.8);

          (xii) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the
     Indenture (Section 3.12(b));

          (xiii) the delivery of notice to the Indenture Trustee and the Rating
     Agencies of each Event of Default and each default by the Servicer of its obligations under the Servicing Agreement, each default of the Transferor under the Purchase and Sale Agreement and each Swap Event of Default and
     Swap Termination Event under the Swap Agreement (Section 3.13);

          (xiv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an
     Officers' Certificate and the obtaining of an Opinion of Counsel and an
     Independent Certificate relating thereto (Section 4.1);

          (xv) the compliance with any written directive of the Indenture
     Trustee to the Issuer with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.2(a)(vi));

          (xvi) the delivery of a written demand to the Servicer to deliver the
     Loan Files to the Indenture Trustee upon receipt by the Issuer of a written demand for the same from the Indenture Trustee (Section 5.2(a)(vii));

          (xvii) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor
     Indenture Trustee (Section 6.8);

          (xviii) the furnishing to the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

          (xix) the preparation, execution and filing with the Commission and the Indenture Trustee of the annual reports and of the information, documents and other reports required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission or, if the Issuer is not required to file with the Commission periodic information, documents or reports, then the preparation, execution and filing with the Commission and the Indenture
     Trustee of such supplementary and periodic information, documents and reports as may be prescribed by the Commission and, in each case, the transmission of such summaries, as necessary, to the Noteholders (Section
     7.3);

          (xx) the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of
     Counsel and all other actions

                                       -3-              Administration Agreement

     necessary with respect to investment and reinvestment of funds in the Trust
     Accounts (Sections 8.2 and 8.6);

          (xxi) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if
     necessary, for the release of the Collateral as defined in the Indenture
     (Sections 8.7 and 8.8);

          (xxii) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

          (xxiii) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.5);

          (xxiv) the notification of Noteholders of redemption of the Notes
     (Section 10.2);

          (xxv) the preparation of all Officers' Certificates, Opinions of
     Counsel and Independent Certificates with respect to any requests by the
     Issuer to the Indenture Trustee to take an action under the Indenture other than any request that (a) the Indenture Trustee authenticate the Notes or
     (b) the Indenture Trustee pay amounts due and payable to the Issuer under the Indenture to the Issuer's assignee (Section 11.1(a));

          (xxvi) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

          (xxvii) the preparation and delivery to Noteholders and the Indenture
     Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6);

          (xxviii) the recording of the Indenture, if applicable (Section
     11.13); and

          (xxix) the filing with the Commission of the appropriate forms necessary to suspend reporting requirements under the Securities Exchange
     Act (Section 7.4).

     (b) Duties with Respect to the Issuer. (i) The Administrator shall perform such calculations, and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons, of all such documents, reports, filings, instruments, certificates and opinions, as it shall be the duty of the
Issuer, to perform, prepare, file or deliver pursuant to the Related Documents.
At the request of the Issuer, the Administrator shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related
Documents. Subject to Section 5 of this Agreement, and in accordance with the directions of the Issuer, the Administrator, on behalf of the Issuer, shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Documents) as are not covered by any of the foregoing and as are expressly requested by the Issuer, and are reasonably within the capability of the Administrator.

                                       -4-              Administration Agreement

          (ii) Notwithstanding anything in this Agreement or the Related
     Documents to the contrary, the Administrator shall be responsible for promptly notifying the Issuer, in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income). Any such notice shall specify the amount of any withholding tax required to be withheld pursuant to such provision.

          (iii) Notwithstanding anything in this Agreement or the Related
     Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Managing Member set forth in Sections 8.2 and 8.3 of the Issuer Limited Liability Company Agreement with respect to, among other things, accounting and reports to members; provided, however, that the Managing Member shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each member to prepare its Federal and State income tax returns.

          (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) by retaining, at the expense of the Issuer, a firm of independent certified public accountants (the "Accountants") acceptable to the Issuer, which Accountants shall perform the obligations of the
     Administrator thereunder. In connection with clause (ii), the Accountants will provide a letter in form and substance satisfactory to the Managing
     Member or the Issuer, as applicable, as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

          (vi) The Administrator hereby agrees to execute on behalf of the
     Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Documents or otherwise by law.

     (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Managing Member or the
Issuer, as applicable, of the proposed action and the Managing Member or the
Issuer, as applicable, shall have consented or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters"
shall include, without limitation:

               (A) the amendment of or any supplement to the Indenture;

                                       -5-              Administration Agreement

               (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the
          Issuer (other than in connection with the collection of the Loans);

               (C) the amendment, change or modification of the Related
          Documents;

               (D) the appointment of successor Note Registrars, successor
          Paying Agents and successor Indenture Trustees pursuant to the
          Indenture or the appointment of successor Administrators or successor
          Servicers, or the consent to the assignment by the Note Registrar,
          Paying Agent or Indenture Trustee of its obligations under the
          Indenture; and

               (E) the removal of the Indenture Trustee.

          (ii) Notwithstanding anything to the contrary in this Agreement, the
     Administrator shall not be obligated to, and shall not: (x) make any payments to the Noteholders under the Related Documents or (y) take any other action that the Issuer directs the Administrator not to take on its behalf.

     2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer or its designees, at any time during normal business hours.

     3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $3,000 per annum, 1/12 of which is payable in arrears on each Payment Date, which payment shall be solely an obligation of the Issuer.

     4. Additional Information To Be Furnished to the Issuer. The Administrator
shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

     5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuer.

     6. No Joint Venture. Nothing contained in this Agreement: (i) shall constitute the Administrator and the Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     7. Other Activities of the Administrator. Nothing herein shall prevent the
Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from

                                       -6-              Administration Agreement

acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the
Issuer.

     8. Term of Agreement; Resignation and Removal of the Administrator. (a)
This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 8(g), the Administrator may resign its duties hereunder by providing the Issuer and the Servicer with at least 60 days' prior written notice.

     (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator and the Servicer with at least 60 days' prior written notice.

     (d) Subject to Section 8(e), at the sole option of the Issuer, the
Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator and the Servicer if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this subsection shall occur, it shall give written notice thereof to the Issuer, the Servicer and the Indenture Trustee within seven days after the happening of such event.

     (e) Upon the Administrator's receipt of notice of termination, pursuant to
Sections 8(c) or (d), or the Administrator's resignation in accordance with this
Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of: (x) the date 45 days from the delivery to the
Issuer, the Indenture

                                       -7-              Administration Agreement

Trustee and the Servicer of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as
Administrator, as specified in the notice of resignation and accompanying
Opinion of Counsel. In the event of the Administrator's termination hereunder, the Issuer shall appoint a successor Administrator, and the successor
Administrator shall accept its appointment by a written assumption.

     (f) Upon appointment, the successor Administrator shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Administrator and shall be entitled to the compensation specified in Section 3 and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

     (g) No resignation or removal of the Administrator pursuant to this Section shall be effective until: (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the
Administrator is bound hereunder.

     (h) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     (i) The Administrator or the Issuer, as the case may be, shall provide to the Indenture Trustee a copy of all notices required to be delivered under this
Article 8.

     9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a), or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section
8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and the Indenture Trustee and take all reasonable steps requested to assist the
Issuer and the Indenture Trustee in making an orderly transfer of the duties of the Administrator.

     10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

     (a) if to the Issuer, to:

               GE Commercial Midticket LLC, Series 2006-1
               c/o General Electric Capital Corporation
               44 Old Ridgebury Road
               Danbury, Connecticut 06810
               Attention: Capital Markets Operations

                                       -8-              Administration Agreement

     (b) if to the Administrator, to:

               General Electric Capital Corporation,
               as Administrator
               10 Riverview Drive
               Danbury, Connecticut 06810
               Attention: General Counsel
               Telephone: (203) 749-6000
               Facsimile: (203) 749-4598

     (c) if to the Indenture Trustee, to:

               The Bank of New York
               101 Barclay Street, Floor 4W
               New York, New York 10286
               Attention: Structured Finance Services - GE Midticket 2006-1

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

     11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer and the
Administrator. Promptly after the execution of any such amendment (or, in the case of a Rating Agency, 10 days prior thereto), the Administrator shall furnish written notification of the substance of such amendment or consent to each
Noteholder and each Rating Agency.

     12. Successors and Assigns. This Agreement may not be assigned by the
Administrator unless such assignment is previously consented to in writing by the Issuer and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the
Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.
Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     13. Governing Law. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL
RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF
THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS
LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW

                                      -9-               Administration Agreement

PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL
COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE
JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM
PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS
AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM
THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF
MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT
SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING
OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER
COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER SECURED OBLIGATIONS, OR TO
ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. EACH PARTY
HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR
SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY
OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION,
IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF
SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH
PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER
PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH
SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL
ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10
AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH
PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES
MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF
ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL
TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND
EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY
(RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE
BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE
PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR
PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR
OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE
RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

                                      -10-              Administration Agreement

     14. Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, unless the context otherwise requires: (a)
accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;
(d) references to any Section, Schedule or Exhibit are references to Sections,
Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f)
references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (h) references to any Person include that Person's successors and assigns; and (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     15. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     16. Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

     17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. Not Applicable to the Administrator in Other Capacities. Nothing in
this Agreement shall affect any obligation that the Administrator may have in any other capacity.

     19. Limitation of Liability of the Managing Member. Notwithstanding
anything contained herein to the contrary, this instrument has been countersigned by CEF Equipment Holding, L.L.C., not in its individual capacity but solely in its capacity as the Managing Member of the Issuer, and in no event shall CEF Equipment Holding, L.L.C., in its individual capacity, or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

                                      -11-              Administration Agreement

     20. Indemnification. The Administrator shall indemnify the Issuer (and its officers, directors, employees and agents) for, and hold them harmless against, any losses, liability or expense, including attorneys' fees reasonably incurred by them, incurred without negligence or bad faith on their part, arising out of or in connection with: (i) actions taken by either of them pursuant to instructions given by the Administrator pursuant to this Agreement or (ii) the failure of the Administrator to perform its obligations hereunder. The indemnities contained in this Section shall survive the termination of this
Agreement and the resignation or removal of the Administrator or the Issuer.

                                      -12-              Administration Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        GE EQUIPMENT MIDTICKET LLC,
                                        SERIES 2006-1

                                        By: CEF Equipment Holding, L.L.C.,
                                        its Managing Member

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as Administrator

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed:

CEF EQUIPMENT HOLDING, L.L.C.,
   not in its individual capacity but
   solely as Managing Member under
   the Issuer Limited Liability Company Agreement

By:
   ----------------------------------
   Name:
   Title:

                                                        Administration Agreement